EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated July 29, 2010 on our audits of the financial statements of EnviraTrends, Inc. as of September 30, 2009.  We also consent to the related reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Meeks International, LLC
Tampa, Florida
November 12, 2010